Exhibit 31.4

RULE 13a-14(a)/15d-14(a) CERTIFICATION
OF CHIEF FINANCIAL OFFICER

Constellation Brands, Inc.
Form 10-K for Fiscal Year Ended February 28, 2013, as Amended

I, Robert Ryder, certify that:

1. I have reviewed this Amendment No. 1 to the report on Form 10-K of Constellation Brands, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 13, 2013

/s/ Robert Ryder
Robert Ryder
Executive Vice President and
Chief Financial Officer